Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8: No. 333-127309, No. 333-166259, No. 333-186782, No. 333-203612, No. 333-218844) pertaining to the Alleghany Corporation Amended and Restated Directors’ Stock Option Plan, Alleghany Corporation 2000 Directors’ Stock Option Plan, Alleghany Corporation 2005 Directors’ Stock Plan, Alleghany Corporation Subsidiary Directors’ Stock Option Plan, Alleghany Corporation 2010 Directors’ Stock Plan, Alleghany Corporation 2012 Long-Term Incentive Plan, Alleghany Corporation 2015 Directors’ Stock Plan, and Alleghany Corporation 2017 Long-Term Incentive Plan of Alleghany Corporation and subsidiaries and Registration Statement (Form S-3: No. 333-238047) pertaining to the registration of debt securities, of our reports dated February 23, 2022, with respect to the consolidated financial statements and schedules of Alleghany Corporation and subsidiaries, and the effectiveness of internal control over financial reporting of Alleghany Corporation and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

New York, New York

February 23, 2022